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                                                                EXHIBIT 6(e)

                             DISTRIBUTION AGREEMENT

        AGREEMENT made as of this ____ day of January, 1997, between MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES, a Massachusetts business trust (the "Trust"), with respect to MERRILL LYNCH PREMIER INSTITUTIONAL FUND, a series of the Trust (the "Fund"), and MERRILL LYNCH FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor");

                              W I T N E S S E T H:

        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified open-end investment company and it is affirmatively in the interest of the Trust to offer its shares for sale, continuously; and

        WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

        WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of the Fund after the effectiveness of the registration statement covering the shares of the Fund filed under the Securities Act of 1933, as amended (the "Securities Act").

        NOW, THEREFORE, the parties agree as follows:

        SECTION 1. APPOINTMENT OF THE DISTRIBUTOR. The Trust hereby appoints the Distributor as the principal underwriter and distributor of the Fund to sell shares of the Fund to the public, and the Distributor hereby accept such appointment. The Trust, during the term of this Agreement, shall sell its shares to the Distributor upon the terms and conditions set forth below.

        SECTION 2. EXCLUSIVE NATURE OF DUTIES. The Distributor shall be the exclusive representative of the Trust to act as principal underwriter and distributor, except that:

        (a) The Trust may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of its shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

        (b) The exclusive rights granted to the Distributor to purchase shares from the Trust shall not apply to shares of the Trust issued in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust or the Fund.

        (c) Such exclusive rights shall also not apply to shares issued by the Trust pursuant to reinvestment of dividends, capital gains distributions or otherwise pursuant to its daily reinvestment program.

        SECTION 3.  PURCHASE OF SHARES FROM THE TRUST.

        (a) The Distributor shall have the right to buy from the Trust the shares needed, but not more than the shares needed (except for clerical errors in transmission), to fill unconditional orders for shares of the Fund placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the shares so purchased from the Trust shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders were based.

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        (b)     The shares are to be resold by the Distributor to investors at the public offering price, as set forth in Section 3(c) hereof, or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

        (c) The public offering price of the shares, i.e., the price per share at which the Distributor or selected dealers may sell shares to the public, shall be the public offering price as set forth in the currently effective prospectus of the Fund under the Securities Act (the "Prospectus", which term for purposes of this Agreement shall be deemed to include the Fund's Statement of Additional Information) relating to such shares, but not to exceed the net asset value. If the resulting public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Trust hereunder shall be made in the manner set forth in
Section 3(f).

        (d) The net asset value per share of the Fund for purposes of pricing orders for both the purchase and the redemption of Fund shares shall be determined at the times and on the days set forth in the Prospectus of the Fund. The net asset value shall be determined by adding the value of all securities and other assets in the portfolio, deducting its liabilities and dividing by the number of shares outstanding.

        (e) The Trust shall have the right to suspend the sale of shares of the Fund at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Trust shall also have the right to suspend the sale of shares of the Fund if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal, Massachusetts, or New York authorities, of if there shall have been some other extraordinary event, which, in the judgment of the Trust, makes it impracticable to sell the shares.

        (f) The Trust, or any agent of the Trust, designated in writing by it, shall be promptly advised of all purchase orders for shares received by the Distributor. Procedures may be established whereby purchase orders are presented directly to the Trust or its designated agent upon the condition that in such cases it shall be deemed that the issuance of the shares to be purchased is made pursuant to Section 3 hereof. Any order may be rejected by the Trust or the Distributor; provided, however, that neither will arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Trust (or its agent) will confirm orders upon their receipt, and will make appropriate book entries pursuant to the instructions of the Distributor. Purchase orders are effective when Federal Funds become available to the Trust. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

        SECTION 4.     REDEMPTION OR REPURCHASE OF SHARES BY THE FUND.

        (a) Any of the outstanding shares may be tendered for redemption or repurchase at any time, and the Trust shall redeem or repurchase the shares so tendered in accordance with its obligations and rights as set forth in its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the most current prospectus of the Fund. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof. All payments by the Trust hereunder shall be made in the manner set forth below. The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instruction of the Distributor and in accordance with the terms set forth in the most current prospectus.

        (b) The Trust reserves the right to reject any order for repurchase through a securities dealer, but the right to redeem shares, or to receive payment with respect to any such redemption, upon the presentation of properly submitted redemption requests in accordance with the procedures set forth in the most current prospectus of the Fund, may only be suspended for any period during which trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or such Exchange is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Securities and Exchange Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Securities and Exchange Commission may by order permit for the protection of shareholders of the Fund.




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        SECTION 5.  DUTIES OF THE TRUST.

        (a) The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Fund, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Trust with respect to the Fund by independent public accountants. The Trust shall make available to the Distributor such number of copies of the most current prospectus of the Fund as the Distributor shall reasonably request.

        (b) The Board of Trustees shall take, from time to time, all necessary action to fix the number of the Fund's authorized shares and such steps as may be necessary to register the same under the Securities Act to the extent that there will be available for sale such number of shares as the Distributor reasonably may be expected to sell.

        (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Fund's shares for sale under the securities laws of such states as the Distributor and the Trust may approve. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

        (d) The Trust will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

        SECTION 6.  DUTIES OF THE DISTRIBUTOR.

        (a) The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Distributor to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

        (b) In selling the shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the registration statement or related prospectus or any sales literature specifically approved by the Trust.

        (c) The Distributor shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

        (d) The Distributor shall receive amounts from Fund Asset Management, L.P., the Fund's Investment Adviser, for payment to third parties for providing support services to the Fund. These services may include providing office space, equipment, telephone facilities and various personnel as is necessary or beneficial to establish and maintain shareholders' accounts and records, process purchase and redemption transactions, answer routine client inquiries regarding the Fund, and provide such other services to the Fund as the Fund may reasonably request.



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        SECTION 7.  SELECTED DEALER AGREEMENTS.

        (a) The Distributor shall have the right to enter into selected dealer agreement with securities dealers of its choice ("selected dealers") for the sale of shares; provided that the form of selected dealer agreements shall be approved by the Trust. Shares sold to selected dealers shall be for resale by such dealers only in accordance with the provisions of the prospectus.

        (b) Within the United States, the Distributor shall offer and sell shares only to such selected dealers as are members in good standing of the NASD.

        SECTION 8.  PAYMENTS OF EXPENSES.

        (a) The Trust shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

        (b) After the prospectuses, statements of additional information, and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of shares to selected dealers or investors. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the shares for sale to the public. Any expenses of advertising incurred in connection with such offering will be the obligation of the Adviser.

        (c) The Trust shall bear the cost or expenses (other than auditing expenses) of qualification of the shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5(c) hereof and the costs and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to
Section 5(c) hereof.

        SECTION 8.  INDEMNIFICATION.

        (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or interim reports to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or the Fund's security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this subsection
(a) with respect to any claim made against the Distributor or such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received



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notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense in any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them but in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceeding against it or any of its offices or directors in connection with the issuance or sale of any of the shares.

        (b) The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section 9, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

        SECTION 10. TERM OF AGREEMENT. This Agreement shall commence on the date of its execution. Unless sooner terminated in accordance with the other provisions hereof, this Agreement shall continue in effect from year to year hereafter, but only so long as such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees who are not parties to this Agreement or interested persons (within the meaning of the Investment Company Act) of the Trust or the Distributor, cast in person at a meeting called for the purpose of voting on such approval, and (ii) either the Board of Trustees of the Trust or a vote of a majority (within the meaning of the Investment Company Act) of the outstanding voting securities of the Fund.

        SECTION 11.     TERMINATION AND ASSIGNMENT.

        (a) This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party.

        (b) This Agreement shall not be assignable by either party hereto and in the event of assignment (as defined in the Investment Company Act) this Agreement shall automatically terminate forthwith.

        SECTION 12. NOTICES. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof addressed, if to the Fund at One Financial Center, Boston, Massachusetts 02111, and if to the Distributor at One Financial Center, Boston, Massachusetts 02111.

        SECTION 13. GOVERNING LAW. This Agreement is to the extent applicable governed and construed in accordance with the laws of the State of New Jersey.



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        SECTION 14.     LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS,
                        OFFICERS, EMPLOYEES AND AGENTS.

        The Declaration of Trust establishing the Trust, dated May 7, 1987, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Funds For Institutions Series" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Property only shall be liable.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                      MERRILL LYNCH FUNDS DISTRIBUTORS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      MERRILL LYNCH FUNDS FOR INSTITUTIONS
                                      SERIES


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


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